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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for CNBC Bancorp and the CNBC Bancorp 1999 Stock Option Plan, of our report, dated February 6, 2002, relating to the consolidated balance sheets of CNBC Bancorp as of December 31, 2001 and 2000 and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended.



                                              Crowe, Chizek and Company LLP

Columbus, Ohio
March 22, 2002